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                                                                   EXHIBIT 3 (b)


                                     BY-LAWS

                                       OF

                                    BESTFOODS

                                 --------------

                                    ARTICLE I
                                     OFFICES

     SECTION 1. The registered office of the Company in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the registered agent of the Company in said State is The Corporation Trust Company. The Company may also have an office or offices other than said registered office at such place or places either within or without the State of Delaware as the Board of Directors may from time to time designate or as the business of the Company may require.

                                   ARTICLE II
                                      SEAL

     SECTION 1. The seal of the Company shall be circular in form and shall have the name of the Company and the words and numerals "Corporate Seal 1959 Delaware."

                                   ARTICLE III
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. The annual meeting of stockholders of the Company shall be held in each year on the fourth Thursday in April, or on such other date as the Board of Directors may designate, and at such time and place as the Board of Directors may designate, for the election of directors and for the transaction of such other business as may properly come before the meeting.

     SECTION 2. Special meetings of the stockholders may be called on the order of the Chairman of the Board or the Board of Directors and shall be held at such date, time and place as may be specified by such order.

     SECTION 3. Written notice of all meetings of the stockholders shall be mailed or delivered to each stockholder not less than twenty nor more than sixty days before the meeting. The notice or an accompanying document shall identify the business to be transacted at the meeting and, if directors are to be elected, the candidates therefor, as determined by the Board of Directors. Other business may be transacted and other candidates may be nominated at the annual meeting, but only if the Secretary of the Company has received from the sponsoring stockholder (a) not less than 90 nor more than 120 days in advance of the date which is the anniversary of the date the Company's proxy statement was released to security holders in connection with the previous year's annual meeting or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 90 days before the date of the applicable annual meeting, a written notice identifying such business or candidates, and (b) not more than ten days after receipt by the sponsoring stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require.

     SECTION 4. The holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-laws; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time.

     SECTION 5. Each stockholder shall, subject to the provisions of the Certificate of Incorporation, at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of the stock of the







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Company which has voting power on the matter in question and which shall have been held by him and registered in his name on the books of the Company:

          (a) on the date fixed pursuant to the provisions of Section 6 of
     Article VIII of these By-laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting, or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given.

At all meetings of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws, or by law, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have the power to appoint two or more persons to act as inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

     SECTION 6. The Chairman of the Board or, in his absence, a director or officer designated by the Board of Directors or the Chairman of the Board, shall preside at all meetings of the stockholders.

     SECTION 7. The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

     SECTION 1. Regular meetings of the Board of Directors shall be held at such time and at such place as may from time to time be fixed by resolution of the Board of Directors. Unless otherwise provided by law or by these By-laws, notice of regular meetings of the Board need not be given.

     SECTION 2. Special meetings of the Board of Directors may be called by the number of directors which would constitute a quorum of the Board of Directors or by order of the Chairman of the Board. The Secretary shall give notice to each director of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting, or by delivering the same personally or by telephone or other electronic means not later than the day before the day of the meeting.

     SECTION 3. At meetings of the Board of Directors the Chairman of the Board or, in his absence, a director designated by the Board of Directors, shall preside.

     SECTION 4. At meetings of the Board of Directors, a quorum for the transaction of business shall be a majority of the total number of directors determined from time to time by the Board of Directors pursuant to Article EIGHTH of the Certificate of Incorporation. If less than a quorum shall be present, a majority of those present may adjourn any meeting until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.

     SECTION 5. The directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 6. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 7. The directors shall receive such compensation for their services as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duties.



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                                    ARTICLE V
                                   COMMITTEES

     SECTION 1. The Board of Directors may appoint from among its members such committees as the Board may determine, which shall consist of such number of directors and have such powers and authority as shall from time to time be prescribed by the Board and permitted by subsection (2) of Section 141(c) of the Delaware General Corporation Law.

     SECTION 2. Regular meetings of committees shall be held at such time and at such place as may from time to time be fixed by resolution of the Board of Directors. Unless otherwise provided by law or by these By-laws, notice of regular meetings of committees need not be given.

     SECTION 3. Special meetings of committees may be called by order of the chairman of the committee or the Chairman of the Board. The Secretary shall give notice to each member of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting, or by delivering the same personally or by telephone or other electronic means not later than the day before the day of the meeting.

     SECTION 4. At meetings of committees the chairman of the committee, or, in his absence, a director designated by the members of the committee, shall preside.

     SECTION 5. A majority of the members of any committee shall constitute a quorum for the transaction of business; provided, however, that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     SECTION 6. The members of any committee may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 7. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if all the members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

                                   ARTICLE VI
                                    OFFICERS

     SECTION 1. The Board of Directors shall elect the officers of the Company, which may include a Chairman of the Board, a President, one or more Vice Presidents, a Comptroller, a Treasurer, a Secretary and a General Counsel. Any Vice President may be given an additional designation of rank or function. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the Chairman of the Board.

     SECTION 2. The Chairman of the Board shall be the chief executive officer of the Company, and shall have such powers and duties as customarily pertain to that office. He shall have general supervision over the property, business and affairs of the Company and over its other officers. He may appoint and remove assistant officers and other employees and agents. He may execute and deliver in the name of the Company all powers of attorney, contracts and other obligations and instruments.

     SECTION 3. In case of the absence or disability of the Chairman of the Board, an officer or officers designated by the Chairman of the Board or, in the absence of such designation, by the Board of Directors, shall have the powers and duties of the Chairman of the Board.

     SECTION 4. The officers other than the Chairman of the Board may execute and deliver in the name of the Company powers of attorney, contracts, and other obligations and instruments pertaining to the regular course of their respective duties.

     SECTION 5. An officer or officers designated by the Board of Directors shall be responsible to the Board of Directors for financial control and internal audit of the Company and its subsidiaries.



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     SECTION 6. The Treasurer shall have general supervision over the funding and currency management affairs of the Company.

     SECTION 7. The Secretary shall keep the minutes of all meetings of the stockholders, of the Board of Directors, and of all committees appointed by the Board.

     SECTION 8. The General Counsel shall have general supervision over the legal affairs of the Company.

     SECTION 9. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancy. In case of the absence or disability of any officer, the Board of Directors or the Chairman of the Board may assign the powers and duties of such office to any other officer or officers. Any officer shall be subject to removal at any time by vote of a majority of the whole Board.

     SECTION 10. The Chairman of the Board, or a Vice President thereunto duly authorized by the Chairman of the Board, shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such stock. The Board of Directors may confer like powers upon any other person or persons.

                                   ARTICLE VII
                                 INDEMNIFICATION

     SECTION 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such service; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by him only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to indemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that, if the Delaware General Corporation Law so requires, the director, officer or employee shall deliver to the Company an undertaking to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified under this Article or otherwise.

     SECTION 2. The rights of indemnification provided in this Article shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

     SECTION 3. The Company may purchase and maintain insurance to protect any person against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under this Article or otherwise. The Company may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.







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                                  ARTICLE VIII
                                  CAPITAL STOCK

     SECTION 1. The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held, signed by the Chairman of the Board or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, which signatures may be facsimile.

     SECTION 2. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

     SECTION 3. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

     SECTION 4. In case any certificate for the capital stock of the Company shall be lost, stolen or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

     SECTION 5. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     SECTION 6. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or other allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If in any case involving the determination of stockholders for any purpose (other than notice of or voting at a meeting of stockholders) the Board of Directors shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 1. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Company. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

     SECTION 2. Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.













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                                    ARTICLE X
                                    AMENDMENT

     SECTION 1. The Board of Directors shall have power, at any meeting of the Board, to add any provision to or to amend or repeal any provision of these By-laws by the vote of a majority of the total number of directors determined from time to time by the Board of Directors pursuant to Article EIGHTH of the Certificate of Incorporation, provided that a statement of the proposed action shall have been included in a notice or waiver of notice of such meeting of the Board. The stockholders may add any provision to or amend or repeal any provision of these By-laws by the vote of a majority of the stockholders present or represented at any meeting, provided that a statement of the proposed action shall have been included in the notice of such meeting of stockholders.

                                                                Revised 04/28/00







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